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                                                    EXHIBIT 21

                 SUNAMERICA INC. AND CONSOLIDATED SUBSIDIARIES
                              LIST OF SUBSIDIARIES


List of subsidiaries and certain other affiliates with percentage of voting securities owned by SunAmerica Inc. or SunAmerica Inc.'s subsidiary which is the immediate parent.

                                                    PERCENTAGE OF VOTING
                                                    SECURITIES OWNED BY
                                                    COMPANY OR COMPANY'S
                                                    SUBSIDIARY WHICH IS
                                                    THE IMMEDIATE PARENT
                                                    ====================

NAME OF COMPANY
===============
ARIZONA CORPORATIONS:                                           %
   Anchor National Life Insurance Company                      100
   SunAmerica Life Insurance Company of America                100
   SunAmerica National Life Insurance Company                  100

CALIFORNIA CORPORATIONS:
   CalAmerica Life Insurance Company                           100
   Imperial Premium Finance, Inc.                              100
   Sentra Securities Corporation                               100
   Spellman & Co., Inc.                                        100

COLORADO CORPORATION:
   Resources Trust Company                                     100

DELAWARE CORPORATIONS:
   Imperial Premium Finance, Inc.                              100
   Imperial Premium Funding, Inc.                              100
   Royal Alliance Associates, Inc.                             100
   SunAmerica Asset Management Corp.                           100
   SunAmerica Capital Services, Inc.                           100
   SunAmerica Capital Trust II                                 100
   SunAmerica Capital Trust III                                100
   SunAmerica Capital Trust IV                                 100
   SunAmerica Capital Trust V                                  100
   SunAmerica Capital Trust VI                                 100
   SunAmerica Securities, Inc.                                 100

GEORGIA CORPORATIONS:
   FSC Service Corporation                                     100
   Keogler Investment Advisory, Inc.                           100
   SunAmerica Investments, Inc.                                100

NEW YORK CORPORATIONS:
   Advantage Capital Corporation                               100
   First SunAmerica Life Insurance Company                     100